UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2011

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

JPMorgan Chase & Co. (the “Firm”) announced on April 13, 2011 that it and JPMorgan Chase Bank, N.A. (the “Bank”) have entered into Consent Orders with, respectively, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Comptroller of the Currency (the “OCC”) relating to the Firm’s and the Bank’s residential mortgage servicing, foreclosure and loss mitigation activities. Pursuant to the Consent Orders, the Firm and the Bank are required, among other things, to submit, within 60 days of the Consent Orders, a comprehensive action plan to the Federal Reserve and the OCC setting forth the steps necessary to ensure that their respective residential mortgage servicing, foreclosure and loss mitigation activities are conducted in accordance with the requirements of the Consent Orders, and with respect to certain of the matters that are the subject of the action plan, they are required to implement corrective actions within 120 days of the Consent Orders. In addition, the Firm and the Bank are required to retain an independent consultant to conduct a review of their respective residential foreclosure actions during the period from January 1, 2009 through December 31, 2010 (including foreclosure actions brought in respect of loans being serviced), and to remediate any errors or deficiencies identified by the independent consultant, including, if required, by reimbursing borrowers for any identified financial injury they may have incurred.

Copies of the Consent Orders are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Consent Order dated April 13, 2011 among the Board of Governors of the Federal Reserve System, JPMorgan Chase & Co. and EMC Mortgage Corporation

99.2	Consent Order dated April 13, 2011 between the Comptroller of the Currency and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ ANTHONY J. HORAN
Anthony J. Horan
Corporate Secretary

Dated: April 14, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Consent Order dated April 13, 2011 among the Board of Governors of the Federal Reserve System, JPMorgan Chase & Co. and EMC Mortgage Corporation

99.2	Consent Order dated April 13, 2011 between the Comptroller of the Currency and JPMorgan Chase Bank, N.A.

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